Consolidated Financial Statements and Report
of Independent Certified Public Accountants

Flight Landata, Inc. and Subsidiary

August 5, 2011

Audit – Tax – Advisory

Grant Thornton LLP
1 South Street, Suite 2400
Report of Independent Certified Public Accountants	Baltimore, MD 21202-7304

T 410.685.4000
F 410.837.0587
www.GrantThornton.com
Board of Directors
Flight Landata, Inc. and Subsidiary

We have audited the accompanying consolidated balance sheet of Flight Landata, Inc. (a Massachusetts corporation) and Subsidiary (collectively, the “Company”) as of August 5, 2011, and the related consolidated statements of income, stockholders’ equity, and cash flows for the period from January 1, 2011 through August 5, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America as established by the American Institute of Certified Public Accountants. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Flight Landata, Inc. and Subsidiary as of August 5, 2011, and the results of their operations and their cash flows for the period from January 1, 2011 through August 5, 2011, in conformity with accounting principles generally accepted in the United States of America.

Baltimore, Maryland
October 12, 2011

FINANCIAL STATEMENTS

Flight Landata, Inc. and Subsidiary

CONSOLIDATED BALANCE SHEET

August 5, 2011

ASSETS

CURRENT ASSETS
Cash	$4,613,849
Accounts receivable	3,221,986
Other receivables	447,558
Inventory	156,083
Deposits	190,000
Prepaid expenses	502,074
Prepaid income taxes	580,935
Deferred income taxes	27,000

Total current assets	9,739,485

PROPERTY AND EQUIPMENT
Aircraft, operational	5,624,189
Computers and equipment	504,526
Furniture and fixtures	31,026
Leasehold improvements	123,891
6,283,632
Accumulated depreciation	2,408,475

3,875,157

$13,614,642

The accompanying notes are an integral part of these financial statements.

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$519,527
Accrued expenses	424,895

Total current liabilities	944,422

LONG-TERM LIABILITIES
Deferred income taxes	1,090,000

COMMITMENTS AND CONTINGENCIES (Notes F and L)	-

STOCKHOLDERS’ EQUITY
Redeemable convertible preferred stock, $1.00 par value; 1,000,000 shares authorized, 600,000 issued and outstanding	600,000
Common stock, no par value; 6,000,000 shares authorized, 2,268,346 issued and outstanding	958,235
Additional paid-in capital	385,976
Retained earnings	9,636,009
11,580,220

$13,614,642

Flight Landata, Inc. and Subsidiary

CONSOLIDATED STATEMENT OF INCOME

Period from January 1, 2011 through August 5, 2011

Revenues	$17,282,219

Cost of revenues	8,321,068

Gross margin	8,961,151

Operating expenses:
Research and development	519,002
Business development	643,473
General and administrative	1,958,205

Total operating expenses	3,120,680

Income from operations	5,840,471

Other income (expenses):
Interest income	7,407
Interest expense	(63,548)
Other	(115,410)
(171,551)

Income before provision for income taxes	5,668,920

Provision for income taxes	2,257,135

NET INCOME	$3,411,785

The accompanying notes are an integral part of these financial statements.

Flight Landata, Inc. and Subsidiary

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

Period from January 1, 2011 through August 5, 2011

			Redeemable
			Convertible		Additional		Total
	Common Stock		Preferred Stock		Paid-in	Retained	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity

Balance, January 1, 2011	1,648,346	$958,235	600,000	$600,000	$206,905	$6,224,224	$7,989,364

Stock-based compensation	-	-	-	-	159,071	-	159,071

Exercise of common stock options	20,000	-	-	-	20,000	-	20,000

Net income	-	-	-	-	-	3,411,785	3,411,785

Balance, August 5, 2011	1,668,346	$958,235	600,000	$600,000	$385,976	$9,636,009	$11,580,220

The accompanying notes are an integral part of these financial statements.

Flight Landata, Inc. and Subsidiary

CONSOLIDATED STATEMENT OF CASH FLOWS

Period from January 1, 2011 through August 5, 2011

Cash flows from operating activities
Net income	$3,411,785
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	949,304
Stock-based compensation	159,071
Write-off of patents	121,889
Deferred income taxes	2,758,813
Changes in operating assets and liabilities:
Accounts receivable	275,720
Other receivables	(423,840)
Inventory	(52,131)
Prepaid expenses	(176,439)
Prepaid income taxes	(2,464,750)
Deferred contract costs	43,200
Deposits	(190,000)
Accounts payable	123,709
Accrued expenses	183,757
Deferred revenue	(18,842)

Net cash provided by operating activities	4,701,246

Cash flows from investing activities
Acquisition of property and equipment	(1,526,128)
Acquisition of patents	(30,731)

Net cash used in investing activities	(1,556,859)

Cash flows from financing activities
Proceeds from exercise of common stock options	20,000
Payments on the line-of-credit	(500,000)
Payments on long-term debt	(802,916)

Net cash used in financing activities	(1,282,916)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,861,471

Cash and cash equivalents at beginning of period	2,752,378

Cash and cash equivalents at end of period	$4,613,849

Supplemental disclosure of cash flow information:
Cash paid for income taxes during the period	$1,963,070
Cash paid for interest during the period	63,548

The accompanying notes are an integral part of these financial statements.

Flight Landata, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

August 5, 2011

NOTE A - DESCRIPTION OF BUSINESS

Flight Landata, Inc. (a Massachusetts corporation) provides high resolution airborne digital imaging systems and services.  Flight Landata, Inc.’s proprietary digital imaging systems and technology are suitable for light aircraft and unmanned aerial vehicles.  Flight Landata, Inc. provides airborne digital imaging to the United States military.

FLI-HI, LLC (a Massachusetts limited liability company), a wholly-owned subsidiary of Flight Landata, Inc., was formed in April 2007 to own, operate, lease, exchange, purchase and sell aircraft.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of Flight Landata, Inc. and FLI-HI, LLC (collectively, the “Company”).  All material intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America (“US GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates include stock compensation expense, amortization and depreciation.  Actual results could differ from those estimates.

Cash and Cash Equivalents

The Companies consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

Flight Landata, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

August 5, 2011

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Accounts Receivable

The Company carries its accounts receivable at cost.  Accounts receivable are generally due within 45 days.  On a periodic basis the Company evaluates its accounts receivable and writes off uncollectible accounts.  Balances that are still outstanding after management has used reasonable collection efforts are written-off through a charge to the valuation allowance and a credit to accounts receivable.  The Company believes its accounts receivable are fully collectible, and accordingly, there is no allowance for uncollectible accounts at August 5, 2011.

Inventories

Inventories, which are primarily made up of raw materials, are stated at the lower of cost or market using the first-in, first-out method.

Fair Value of Financial Instruments

The balance sheet includes various financial instruments consisting of cash and cash equivalents, accounts receivable and accounts payable.  The fair values of these instruments approximate the carrying values due to the short maturity of these instruments.

Property, Equipment and Depreciation

Property and equipment are stated at original cost. Major renewals, additions and betterments are charged to the property accounts while replacements, maintenance and repairs, which do not improve or extend the lives of the respective assets, are expensed in the year incurred.  Depreciation is computed on the straight-line method over the estimated useful lives of the assets.  Leasehold improvements are amortized on the straight-line method over the lesser of their estimated lives or the life of the associated lease.   Depreciation expense for the period from January 1, 2011 through August 5, 2011 was $945,987.  The estimated lives used in determining depreciation and amortization are as follows:

Estimated
Useful Lives

Aircraft, operational	5-10 years
Computers and equipment	5 years
Furniture and fixtures	5 years
Leasehold improvements	5 years

Flight Landata, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

August 5, 2011

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Impairment of Long-Lived Assets

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate the carrying amount of an asset or group of assets may not be fully recoverable.  These events or changes in circumstances may include a significant deterioration of operating results, changes in business plans, or changes in anticipated future cash flows.  If an impairment indicator is present, the Company evaluates recoverability by a comparison of the carrying amount of the assets to future undiscounted net cash flows expected to be generated by the assets.  If the assets are impaired, the impairment recognized is measured by the amount by which the carrying amount exceeds the fair value of the assets.  Fair value is generally determined by estimates of future cash flows.  No such impairment was noted for the period from January 1, 2011 through August 5, 2011.

Income Taxes

Income taxes are accounted for under the asset and liability method.  Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases.  Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rate is recognized in income in the period that includes the enactment date.  Valuation allowances are established when necessary to reduce deferred tax assets to the amounts more likely than not be realized.

The Company adopted a methodology by which it must identify, recognize, measure and disclose in its financial statements the effects of any uncertain tax reporting positions that it has taken or expects to take is required under US GAAP.  The Company must recognize an unrecognized tax benefit when, despite the Company’s belief that its tax return positions are supportable, it is possible that certain positions may not be fully sustained upon review by tax authorities.  To the extent that the final tax outcome of these matters is different than the amounts recorded, such differences affect income tax expense in the period in which such determination is made.  Interest and penalties, if any, related to accrued liabilities for potential tax assessments are included in income tax expense.

Revenue Recognition

The Company recognizes revenues and the related cost of revenues when all of the following conditions are met:  persuasive evidence of an arrangement exists, delivery has occurred or service has been performed, the fee is fixed or determinable, and collection is reasonably assured.

Flight Landata, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

August 5, 2011

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

Revenue Recognition - continued

The Company’s revenues are derived from firm fixed price contracts.  Revenue from flight hours is recognized proportionally based on the hours flown.  Revenues from maintenance and other service contracts are generally recognized ratably over the period during which the services are performed.

In certain circumstances, and based on correspondence with the end customers, management authorizes work to commence or to continue on a contract option, addition or amendment prior to the signing of formal modifications or amendments.  We recognize revenue to the extent it is probable that the formal modifications or amendments will be finalized in a timely manner and that it is probable that the revenue recognized will be collected.

In certain arrangements, the Company enters into contracts that include the delivery of a combination of two or more of its service offerings.  Such contracts are divided into separate units of accounting.  Revenue is recognized separately in accordance with the Company’s revenue recognition policy for each element based on its estimated selling price.

Stock-based Compensation

The Company recognizes stock compensation expense for awards of equity instruments to employees based on the grant date fair value of those awards, measured using an established option-pricing model.  The measurement date for nonemployee awards is generally the date services are complete.

Business Development

The Company expenses business development costs when they are incurred.  Business development costs were $643,473 for the period from January 1, 2011 through August 5, 2011.

Research and Development

Expenditures for research activities related to product development are expensed as incurred. Research and development expenses were $519,002 for the period from January 1, 2011 through August 5, 2011.

Flight Landata, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

August 5, 2011

NOTE C - DEFERRED CONTRACT COSTS AND REVENUES

Revenue and related costs from maintenance and service contracts are deferred and recognized ratably over the contract periods on a straight-line basis or as services are performed.  Revenues and related costs from product upgrades are deferred and recognized when the upgrade is complete and product is shipped.  At August 5, 2011, there were no deferred revenue or contract costs.

NOTE D - LINE-OF-CREDIT

In March 2010, the Company entered into a line-of-credit agreement with a bank that allowed for borrowings up to $500,000. The line-of-credit granted the bank a security interest in substantially all assets of the Company. Amounts were payable on demand with interest at the bank’s base rate plus 0.5% subject to a minimum rate of 4.5%. The line was paid in full on July 18, 2011.

NOTE E - LONG-TERM DEBT

As of December 31, 2010, the Company had total outstanding debt of $802,916 payable to two lenders under four separate loan agreements. These loans were fully secured by the underlying assets of the Company.  As of August 5, 2011, all loans had been paid in full.

NOTE F - COMMITMENTS AND CONTINGENCIES

Related Party Operating Leases

The Company leases its facility in North Andover, Massachusetts from a shareholder under an operating lease expiring March 2012, with the option for two annual renewals at the current fair market rental value not to exceed an annual increase of 10%.  In addition to fixed monthly lease payments, the Company is required to pay real estate taxes, land lease, utilities and other costs of operating the facility.

Other costs of operating the facility include the cost of a land lease held by the shareholder.  The land lease expires April 2024 and provides for a base rent plus a calculated adjustment every three years based upon current fluctuations in the consumer price index.  Total rent expense under the facilities lease (including the land lease) for the period from January 1, 2011 through August 5, 2011 was $71,521.

Flight Landata, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

August 5, 2011

NOTE F - COMMITMENTS AND CONTINGENCIES - Continued

Related Party Operating Leases - continued

Future minimum lease payments under non-cancelable facility and land leases are as follows:

Period from August 6, 2011 to December 31, 2011	$51,350
2012	69,911

Litigation

From time-to-time, the Company may be subject to legal proceedings and claims in the ordinary course of business.  The Company is not currently aware of any legal proceedings or claims that would have a material adverse effect on the financial position, results of operations or cash flows of the Company.

Employment Agreements

The Company has entered into employment agreements with several key employees.  The agreements provide for certain retention bonuses for personnel in the event of a change in control of the Company and severance payments in the event of pre-defined termination clauses.

NOTE G - REDEEMABLE CONVERTIBLE PREFERRED STOCK

In September 2006, the Company issued 1,000,000 shares of Convertible Preferred Stock (“preferred stock”) at $1.00 per share for total proceeds of $1,000,000.  Preferred shares issued and outstanding are 600,000 at August 5, 2011.

The holders of preferred stock have various rights and preferences as follows:

Voting

Each share of preferred stock issued and outstanding has the number of votes equal to the number of shares of common stock into which such shares of preferred stock could be converted as defined below.  Except as otherwise required by law, the holders of the preferred stock and the holders of the common stock shall vote together as a single class.

Flight Landata, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

August 5, 2011

NOTE G - REDEEMABLE CONVERTIBLE PREFERRED STOCK - Continued

Dividends

Holders of preferred stock are entitled to receive dividends payable equally with the holders of common stock in an amount that would be paid if the preferred stock was converted into common shares prior to the declaration of the dividend.  Dividends are payable out of the assets of the Company when and as declared by the Board of Directors.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company, the preferred stockholders are entitled to receive an amount equal to the applicable original issue price of $1.00 for each share held prior and in preference to any distribution to the holders of common stock.

Conversion

Each share of preferred stock is convertible at any time, at the option of the holder, into common stock. The preferred stock is convertible on a one-to-one basis into common stock, subject to certain adjustments.

Redemption

Preferred stock is subject to redemption at the election of a majority of the preferred stockholders of the election of the Board of Directors.  Preferred stock redeemed at the election of the preferred stockholders is limited to twenty five percent per annum, beginning on the second anniversary through the fifth anniversary of the original issue date, September 2006, at a price equal to the original issue price of $1.00 per share.  Preferred stock redeemed at the election of the Board of Directors is not subject to annual limits.

NOTE H - COMMON STOCK

Voting and Dividends

The holders of the common stock are entitled to one vote for each share held at all meetings of stockholders. The holders of the common stock are also entitled to receive dividends whenever funds are legally available and when declared, subject to any preferential dividend rights of any of the outstanding preferred stock.

Flight Landata, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

August 5, 2011

NOTE H - COMMON STOCK - Continued

Liquidation

After payment to the holders of preferred stock of the full preferential amounts, the entire remaining assets of the Company available for distribution shall be distributed pro rata among the holders of the common stock, based upon the number of shares held.

NOTE I - STOCK OPTION PLAN

The Stock Option and Stock Incentive Plan (the “Plan”) provides for granting of qualified incentive stock options, nonqualified stock options, restricted stock awards, or other awards to the Company’s employees, officers, directors, prospective employees and outside consultants.  During the year ended December 31, 2009, the Company increased the number of shares available for issuance under the Plan to 1,000,000.  Option awards are generally granted with an exercise price equal to the fair value of the Company’s common stock at the date of grant and have a five year contractual term.  Incentive stock options may only be granted to employees of the Company, and the stock option price per share shall not be less than 100 percent of the fair value of the Company’s common stock on the date of the grant.  If an employee owns more than ten percent of the combined voting stock of the Company, the option price of the Incentive Stock Option may not be less than 110 percent of the fair market value of the stock on the grant date and the contractual term may not exceed five years.  At August 5, 2011, the maximum number of shares available for future grants under the Plan was 169,350.

All stock options shall vest and expire according to schedules fixed by the Board, but no stock option shall be exercisable more than ten years after the date on which the stock option is granted. Vesting and expiration terms can be accelerated upon any event which the Board deems appropriate.  During the period ended August 5, 2011, no employee stock options were accelerated.

The fair value of each option is estimated on the date of grant using the Black-Scholes option pricing model.  The fair value is amortized as compensation cost on a straight-line basis over the requisite service period of the awards, which is generally the vesting period.  The Company uses historical data on employee turnover and terminations to estimate the number of options that will ultimately vest.  Expected volatility is based on average 2011 volatility for a representative sample of publicly traded companies.  The expected term represents the period of time that the options are expected to be outstanding.  The risk-free interest rate is estimated using the rate of return of U.S. Treasury Notes with a life that approximates the expected live of the option.

Flight Landata, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

August 5, 2011

NOTE I - STOCK OPTION PLAN - Continued

The following is a summary of options under the Plan as of August 5, 2011:

			Weighted-
			Average
		Weighted-	Remaining	Aggregate
		Average	Contractual	Calculated
Options	Shares	Exercise Price	Term (Years)	Value

Outstanding at January 1, 2011	888,400	$1.029	3.380	$347,273
Granted
Exercised	20,000	1.00
Forfeited or expired
Outstanding at August 5, 2011	868,400

Exercisable at August 5, 2011	598,500

No options were granted during the period ended August 5, 2011.

For the period ended August 5, 2011, all compensation cost related to non-vested share-based compensation arrangements granted under the Plan had been recognized.  Total share-based compensation for the period ended August 5, 2011 was $159,071, and is included in general and administrative expenses in the accompanying consolidated statement of income.

A summary of the status of the Company’s unvested shares as of August 5, 2011 and changes during the period then ended are presented below:

		Weighted-
		Average
		Grant Date
	Shares	Fair Value

Nonvested at January 1, 2011	294,900	$0.546
Granted	-	-
Vested	25,000	-
Forfeited or expired	-	-

Nonvested at August 5, 2011	269,900	$0.548

Flight Landata, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

August 5, 2011

NOTE J - INCOME TAXES

The components of the provision for income taxes for the period ended August 5, 2011, are as follows:

Current tax expense:
Federal	$1,456,309
State	473,826
1,930,135
Deferred tax expense:
Federal	301,000
State	26,000
327,000

Total provision for income taxes	$2,257,135

The following is a summary of the significant components of the Company’s deferred tax assets and liabilities as of August 5, 2011:

Deferred tax assets:
Accrued expenses	$27,000

Total deferred tax assets	27,000

Deferred tax liabilities:
Property and equipment	(1,053,000)
Intangibles	(37,000)

Total deferred tax liabilities	(1,090,000)

Net deferred tax liabilities	$(1,063,000)

The Company expects to realize all deferred tax assets.  Accordingly, no valuation allowance has been established.  However, this expectation could change if near term estimates of future taxable income are reduced.

Flight Landata, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

August 5, 2011

NOTE J - INCOME TAXES - Continued

The Company has analyzed its tax positions taken for all open tax years and has concluded that no provision for unrecognized tax benefits from uncertain tax positions is required in the Company’s consolidated financial statements.  The Company’s income tax returns are subject to examination by U.S. federal and state taxing jurisdictions.  As of August 5, 2011, the Company’s income tax returns generally remain open for the last four years.  The years that remain open contain matters that could be subject to differing interpretations of the applicable tax laws and regulations as it relates to the amount and or timing of income, deductions and tax credits.

NOTE K - RELATED PARTY TRANSACTIONS

Intercompany Transactions

The Subsidiary leases aircraft to the Company under an operating lease which expires in October 2012 with an option to renew for an additional twenty-four months.  The lease provides for monthly rent payments of $28,000 per plane for the period ended August 5, 2011.  Total rent under the lease for the period ended August 5, 2011 was $728,000.

The Company has a management agreement with the Subsidiary to provide for certain administrative costs.  Management fees charged to the Subsidiary were $12,000 for the period ended August 5, 2011.

The above transactions have been eliminated in consolidation.

NOTE L - RISK AND UNCERTAINTIES

Since September 2009, the Company’s operations in Afghanistan are conducted under a sub-contract to the U.S. military.  The Company has obtained specialized defense-related insurance to cover the insurable risks of conducting flight operations in times of war.  The carrying amount of assets based in Afghanistan at August 5, 2011 is $2,057,267.

Flight Landata, Inc. and Subsidiary

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - CONTINUED

August 5, 2011

NOTE M - CONCENTRATIONS

Uninsured Cash Deposits

The Company maintains their cash in bank deposit accounts that could exceed federally insured limits.  All non-interest bearing accounts are guaranteed in full by the Federal Deposit Insurance Corporation.  There were no amounts uninsured at August 5, 2011.  The Company has not experienced any losses in such accounts and management believes it is not exposed to any significant credit risk on cash.

Customers

In 2011, two customers accounted for approximately 89% of the Company’s revenue and two customers accounted for approximately 97% of the Company’s accounts receivable balance at August 5, 2011.

NOTE N - RETIREMENT PLAN

The Company has a defined contribution retirement plan (the “Retirement Plan”) covering substantially all employees meeting the minimum eligibility requirements.  The Company, at the discretion of the Board of Directors, may contribute additional amounts to the Retirement Plan.  The Company reserves the right to terminate the Retirement Plan at any time.  The Company made contributions to the Retirement Plan for the period ended August 5, 2011 in the amount of $56,166.

NOTE O - SUBSEQUENT EVENTS

Subsequent to August 5, 2011, all of the outstanding common stock of the Company was acquired by The KEYW Holding Corporation (“KEYW”) for approximately $33.7 million in cash.

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